Exhibit 21.1

                        Cable & Co. Worldwide, Inc.
                           PRINCIPAL SUBSIDIARIES
                          as of September 30, 2006



                         State of
Name                     Incorporation       Conducts Business Under
LifeHealth Care, Inc.    New York            Same